EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42720) pertaining to the Gemstar-TV Guide International, Inc. 401(k) Plan of Gemstar-TV Guide International, Inc. of our report dated June 26, 2003, with respect to the financial statements and schedule of the Gemstar-TV Guide International, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Los Angeles, California

June 26, 2003